Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of Anaren, Inc., a New York corporation; and (ii) that this agreement be included as Exhibit 1 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

[Execution page follows.]

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Dated: October 3, 2011

VINTAGE PARTNERS, L.P.

By:	Vintage Partners GP, LLC,
its General Partner

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

VINTAGE PARTNERS GP, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

VINTAGE AVENUE, L.P.

By:	Vintage Avenue GP, LLC,
its General Partner

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

VINTAGE AVENUE GP, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

VINTAGE CAPITAL MANAGEMENT, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

KAHN CAPITAL MANAGEMENT, LLC

By:	/s/ Brian R. Kahn
Name: Brian R. Kahn
Title: Manager

/s/ Brian R. Kahn
Brian R. Kahn